EXHIBIT 10.9

Bolt Technology Corporation

Four Duke Place

Norwalk, CT 06854

February 11, 2005

Mr. Albert H. Gerrans, Jr.

Post Office Box 694

Hempstead, Texas 77445

Dear Al:

As we have discussed, Bolt Technology Corporation has decided to exercise the Option to Purchase as set forth in Paragraph 16.1 of the Lease Agreement dated April 20, 1999, by and between Albert H. Gerrans and Patricia J. Gerrans and Bolt Technology Corporation.

I am forwarding a copy of this letter to Al Weycer and Barbara Young so they can proceed to prepare the required documentation for the purchase.

Sincerely yours,

/s/ Raymond M. Soto

Raymond M. Soto, President

Bolt Technology Corporation

CC:	Albert S. Weycer, Esq.

Barbara A. Young, Esq.